Exhibit 99.1

Concentrix Prices $600 Million Senior Notes Offering

Newark, Calif., February 12, 2026 – Concentrix Corporation (the “Company”) (NASDAQ: CNXC), a global technology and services leader, today announced that it has priced a public offering of $600 million aggregate principal amount of 6.500% Senior Notes due 2029 (the “Offering”). The Company expects to use the net proceeds from the Offering, together with other available funds, as necessary, to redeem or otherwise repay at or prior to maturity all or a portion of its 6.650% Senior Notes due August 2, 2026 (the “2026 Notes”), of which $800 million aggregate principal amount is outstanding as of the date hereof, and pay related fees and expenses. The Offering is expected to close on February 24, 2026, subject to customary closing conditions.

BofA Securities, Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC are acting as joint book-running managers and Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, MUFG Securities Americas Inc., and Standard Chartered Bank are acting as co-managers for the Offering.

The Offering will be made pursuant to an effective shelf registration statement, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Before investing, you should read the prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering, as well as other documents the Company has filed with the SEC, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by contacting BofA Securities, Inc. at NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, E-mail: dg.prospectus_requests@bofa.com or toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction, nor shall this press release constitute an offer to purchase or a solicitation of an offer to sell the 2026 Notes.

About us: Experience the power of Concentrix
Concentrix Corporation (NASDAQ: CNXC), a Fortune 500® company, is the global technology and services leader that powers the world’s best brands, today and into the future. We’re human-centered, tech-powered, intelligence-fueled. Every day, we design, build, and run fully integrated, end-to-end solutions at speed and scale across the entire enterprise, helping over 2,000 clients solve their toughest business challenges. Whether it’s designing game-changing brand experiences, building and scaling secure AI technologies, or running digital operations that deliver global consistency with a local touch, we have it covered. At the heart of everything we do lies a commitment to transforming the way companies connect, interact, and grow. We’re here to redefine what success means, delivering outcomes unimagined across every major vertical in 70+ markets. Virtually everywhere.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Offering and the redemption or repayment of the 2026 Notes and statements that include words such as “plans”, “believe”, “expect”, “may”, “will”, “provide”, “could” and “should” and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. We do not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2026 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services word and design marks and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Other names and marks are the property of their respective owners.

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Investor Contact:
Sara Buda
Investor Relations
Concentrix Corporation
sara.buda@concentrix.com
(617) 331-0955